UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2020

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

5.07	Submission of Matters to a Vote of Security Holders

On June 25, 2020, Business First Bancshares, Inc. (“Business First”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.	The shareholders of Business First elected the individuals listed below to serve as directors of Business First until the 2021 Annual Meeting of Shareholders by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
James J. Buquet, III	10,637,641	120,602	4,160	2,853,105
Ricky D. Day	10,598,707	134,890	28,806	2,853,105
Mark P. Folse	10,574,512	183,729	4,162	2,853,105
John A. Graves	9,914,696	818,832	28,875	2,853,105
Robert S. Greer, Jr.	9,918,978	814,552	28,873	2,853,105
J. Vernon Johnson	10,614,356	129,508	18,539	2,853,105
Rolfe H. McCollister, Jr	9,887,502	836,780	38,121	2,853,105
Andrew D. McLindon	10,573,994	159,536	28,873	2,853,105
David R. Melville, III	10,592,067	141,463	28,873	2,853,105
Patrick E. Mockler	10,582,092	151,436	28,875	2,853,105
David A. Montgomery, Jr.	10,582,979	150,551	28,873	2,853,105
Arthur J. Price	10,594,166	141,361	26,876	2,853,105
Kenneth Wm. Smith	10,599,340	144,457	18,606	2,853,105
Steven G. White	8,811,050	1,922,542	28,811	2,853,105

2.

The shareholders of Business First ratified the appointment of Dixon Hughes Goodman, LLP as Business First’s independent registered public accounting firm for the year ending December 31, 2020 by the vote set forth in the table below:

For	Against	Abstain
13,544,012	38,996	32,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2020

Business First bancshares, inc.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer